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                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 1st day of January 1997, by and between PRIMEGG, LTD., a Delaware corporation with its principal office at 612 South 8th Street, Cameron, Wisconsin 54822 (the "Company"), and CHAM FOODS (ISRAEL) LTD., an Israeli corporation with its principal office at Herbert Samuel Street, No. 66, P.O.B. 299, 38102, Hadera, Israel ("Cham").

        WHEREAS, Michael Shevi (the "Consultant"), the Managing Director of Cham, has expertise in various financial and advisory services including strategic planning, operations management and international markets development; and

        WHEREAS, the Company desires to engage the Consultant's services on the terms and conditions of this Agreement; THEREFORE IT IS AGREED AS FOLLOWS:

                                   RECITALS:

        1. SERVICES TO BE PERFORMED. Cham shall make Consultant available to the Company from time to time during the term of this Agreement for ongoing management, sales, and marketing advice. The Consultant shall not be obligated to devote any specific number of hours to the business of the Company and shall be permitted to engage in other business activities.

        2. COMPENSATION. As the sole compensation for the Consultant's services, the Company agrees to pay Cham an annual fee of $110,000. Cham will be responsible to pay Consultant out of such fee and to pay for all of Consultant's expenses in providing services hereunder. The fee shall be payable during each year in such increments and at such time or times as agreed to between Cham and the Company.

        3. TERM AND TERMINATION. The term of this Agreement is for three (3) years, subject to earlier termination by written consent of the parties.

        4. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, representatives, successors, and assigns; provided, however, that the Consultant may not assign his duties hereunder without the Company's prior written consent.

        5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, exclusive of its conflict of laws rules.

        IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

                                        PRIMEGG, LTD.


                                        By:  /s/ Jon E. Luikart
                                           -----------------------------------
                                            Jon E. Luikart, President


                                        CHAM FOODS (ISRAEL) LTD.


                                        By:  /s/ Michael Shevi
                                           -----------------------------------
                                            Michael Shevi, Managing Director